Exhibit 99.8

Winn-Dixie and BI-LO Talking Point for Guests

When asked by a guest: “How will the merger affect this store?”

We see this as a good thing. It will make us a stronger company and help us serve our guests even better.

There should not be any changes at our store. We will continue operating as Winn-Dixie just as we are now.

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Winn-Dixie Stores, Inc.    |    5050 Edgewood Court    |    Jacksonville, Florida 32254    |    Phone (904) 783-5000